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NOTICE OF GUARANTEED DELIVERY

TO TENDER FOR EXCHANGE
9 1/2% SENIOR NOTES DUE 2009
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR
ANY AND ALL OUTSTANDING
9 1/2% SENIOR NOTES DUE 2009
AND
11% SENIOR NOTES DUE 2012
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR
ANY AND ALL OUTSTANDING
11% SENIOR NOTES DUE 2012
OF
LABRANCHE & CO INC.
Pursuant to the Prospectus Dated                        , 2004

  THE EXCHANGE OFFER (AS HEREINAFTER DEFINED) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2004 OR SUCH LATER TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED (SUCH TIME AND DATE, THE "EXPIRATION DATE"). HOLDERS OF OUTSTANDING SENIOR NOTES (AS HEREINAFTER DEFINED) MUST TENDER THEIR OUTSTANDING SENIOR NOTES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE EXCHANGE NOTES (AS HEREINAFTER DEFINED). TENDERED NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Regular Mail: U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107 Attn: Specialized Finance Group	By Registered or Certified Mail; Hand or Overnight Delivery: U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, Minnesota 55107 Attn: Specialized Finance Group
By Facsimile Transmission (for Eligible Institutions Only): (651) 244-1537 Confirm: (800) 934-6802

        Delivery of this Notice of Guaranteed Delivery to an address to a facsimile number other than those set forth above will not constitute a valid delivery.

        As set forth in the prospectus (the "Prospectus"), dated                        , 2004, of LaBranche & Co Inc (the "Company"), under "The Exchange Offer—Guaranteed Delivery Procedures," and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this Notice of Guaranteed Delivery or one substantially equivalent hereto or an agent's message relating to guaranteed delivery must be used to accept the Company's offer to exchange each (a) $1,000 principal amount of its 9 1/2% Senior Notes due 2009, which have been registered (the "2009 Exchange Notes")

under the Securities Act of 1933, as amended (the "Securities Act") for each $1,000 principal amount of its outstanding 9 1/2% Senior Notes due 2009 (the "2009 Senior Notes"), of which $200,000,000 aggregate principal amount is outstanding and (b) $1,000 principal amount of its 11% Senior Notes due 2012 which have been registered under the Securities Act (the "2012 Exchange Notes" and, together with the 2009 Exchange Notes, the "Exchange Notes"), for each $1,000 principal amount of its outstanding 11% Senior Notes due 2012 (the "2012 Senior Notes" and, together with the 2009 Senior Notes, the "Senior Notes"), of which $260,000,000 aggregate principal amount is outstanding, if certificates representing such Senior Notes are not immediately available, time will not permit the Letter of Transmittal, certificates representing such Senior Notes or other required documents to reach the Exchange Agent, or the procedures for book-entry transfer (including a properly transmitted agent's message with respect thereto) cannot be completed, on or prior to the Expiration Date.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

        Terms used but not defined herein have the meanings ascribed to them in the accompanying Letter of Transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of outstanding Senior Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Guaranteed Delivery Procedures." The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the outstanding Senior Notes tendered pursuant to the Exchange Offer.

        The undersigned understands that tenders of the outstanding Senior Notes will be accepted only in principal amounts equal to $1,000 or integral multiples of $1,000 in excess thereof. The undersigned also understands that tenders of the outstanding Senior Notes pursuant to the Exchange Offer may be withdrawn at any time on or prior to the Expiration Date. For a withdrawal of a tender of Senior Notes to be effective, it must be made in accordance with the procedures set forth in the Prospectus under "The Exchange Offer—Withdrawal Rights."

        The undersigned understands that the exchange of any Exchange Notes for outstanding Senior Notes will be made only after timely receipt by the Exchange Agent of (i) a Letter of Transmittal (or a manually signed facsimile thereof) and Notice of Guaranteed Delivery properly completed and duly executed with any required signature guarantees, together with any other documents required by the Letter of Transmittal (or a properly transmitted agent's message), on or prior to the Expiration Date, and (ii) the certificates of the tendered Senior Notes, in proper form for transfer (or a book-entry confirmation of the transfer of such Senior Notes into the Exchange Agent's account at The Depository Trust Company ("DTC")) within five business days after The Exporation Date.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

        The undersigned hereby represents and warrants that the undersigned is the owner of, and has full power and authority to tender to the Company, the principal amount of Senior notes indicated below and hereby reaffirms the representations and warranties made by it in the Letter of Transmittal. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable for the perfection of the undersigned's tender of Senior Notes. The undersigned understands that tenders of Senior Notes will be accepted only in principal amounts equal to $1,000 or integral multiples of $1,000 in excess thereof. The undersigned understands that for a withdrawal of a tender of Senior Notes to be effective, a written notice of withdrawal must be timely received by the Exchange Agent at its addresses specified on the cover of this Notice of Guaranteed Delivery on or prior to the Expiration Date. No withdrawal of Senior Notes which are tendered on or prior to the Expiration Date can be made after the Expiration Date.

PLEASE SIGN AND COMPLETE
X	Date:
X	Address:
Signature(s) of Registered Holder(s) or Authorized Signatory	Area Code and Telephone No.:
Name(s) of Registered Holders:	If Senior Notes will be delivered by book-entry transfer, provide information below:

Series and Principal Amount of Senior Notes Tendered*:	Name of Tendering Institution:
Depositary Account No. with DTC:
Certificate No.(s) of Senior Notes (if available):	Transaction Code No.:

*Must be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

DO NOT SEND SENIOR NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT'S MESSAGE.

        This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificate(s) for Senior Notes or on a security position listing as the owner of Senior Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:
Address(es):

  GUARANTEE
  (Not to be used for signature guarantee)

          The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the Senior Notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "The Exchange Offer—Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) such Senior Notes, or a book-entry confirmation of the transfer of such Senior Notes into the Exchange Agent's account at DTC within five business days after the Expiration Date, and (b) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted agent's message, on or prior to the Expiration Date.

          The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal, or a properly transmitted agent's message, and notes, or a book-entry confirmation in the case of a book-entry transfer, to the Exchange Agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:
(Authorized Signature)
Address:	Name:

(including Zip Code)	Title:
Area Code and Tel. No.:	Date:

NOTE: DO NOT SEND SENIOR NOTES WITH THIS NOTICE. SENIOR NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.     Delivery of this Notice of Guaranteed Delivery.    A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at one of its addresses set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the Holder. If delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested, properly insured, and that the mailing be made sufficiently in advance of the Expiration Date, to permit delivery to the Exchange Agent on or prior to such date. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. Delivery will be deemed made when actually received or confirmed by the Exchange Agent. For description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

        2.     Signatures on this Notice of Guaranteed Delivery.    If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Senior Notes referred to herein, the signature(s) must correspond with the names) as written on the face of the certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant in the book-entry transfer facility whose name is shown as the owner of the Senior Notes, the signature must correspond with the name shown, on the security position-listing as the owner of the Senior Notes.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Senior Notes listed as a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Senior Notes or signed as the name of the participant shown on the book-entry transfer facility's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

        3.     Requests for Assistance or Additional Copies.    Questions relating to the procedure for tendering Senior Notes and requests for assistance or additional copies of the Prospectus, this Notice of Guaranteed Delivery and any other documents related to the Exchange Offer may be directed to the Exchange Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

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PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY